Exhibit 10.2

TERRAFORM POWER OPERATING, LLC
AND EACH OF THE GUARANTORS PARTY HERETO
6.125% SENIOR NOTES DUE 2025

INDENTURE
Dated as of July 17, 2015

U.S. Bank National Association
Trustee

TABLE OF CONTENTS
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01	Definitions. 1

Section 1.02	Other Definitions. 16

Section 1.03	Rules of Construction. 17
ARTICLE 2
THE NOTES

Section 2.01	Form and Dating. 17

Section 2.02	Execution and Authentication. 18

Section 2.03	Registrar and Paying Agent. 19

Section 2.04	Paying Agent to Hold Money in Trust. 19

Section 2.05	Holder Lists. 19

Section 2.06	Transfer and Exchange. 20

Section 2.07	Replacement Notes. 31

Section 2.08	Outstanding Notes. 31

Section 2.09	Treasury Notes. 32

Section 2.10	Temporary Notes. 32

Section 2.11	Cancellation. 32

Section 2.12	Defaulted Interest. 32
ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee. 33

Section 3.02	Selection of Notes to Be Redeemed or Purchased. 33

Section 3.03	Notice of Redemption. 33

Section 3.04	Effect of Notice of Redemption. 35

Section 3.05	Deposit of Redemption or Purchase Price. 35

Section 3.06	Notes Redeemed or Purchased in Part. 35

Section 3.07	Optional Redemption. 35

Section 3.08	Mandatory Redemption. 36
ARTICLE 4
COVENANTS

Section 4.01	Payment of Notes. 36

Section 4.02	Maintenance of Office or Agency. 37

Section 4.03	Reports. 37

Section 4.04	Compliance Certificate. 38

Section 4.05	Taxes. 39

Section 4.06	Stay, Extension and Usury Laws. 39

Section 4.07	Liens. 39

Section 4.08	Corporate Existence. 41

Section 4.09	Offer to Repurchase Upon Change of Control Triggering Event. 41

Section 4.10	Additional Note Guarantees. 43

ARTICLE 5
SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of Assets. 44

Section 5.02	Successor Corporation Substituted. 45
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01	Events of Default. 45

Section 6.02	Acceleration. 47

Section 6.03	Other Remedies. 48

Section 6.04	Waiver of Past Defaults. 48

Section 6.05	Control by Majority. 48

Section 6.06	Limitation on Suits. 48

Section 6.07	Rights of Holders of Notes to Receive Payment. 49

Section 6.08	Collection Suit by Trustee. 49

Section 6.09	Trustee May File Proofs of Claim. 49

Section 6.10	Priorities. 50

Section 6.11	Undertaking for Costs. 50
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee. 50

Section 7.02	Rights of Trustee. 51

Section 7.03	Individual Rights of Trustee. 52

Section 7.04	Trustee’s Disclaimer. 53

Section 7.05	Notice of Defaults. 53

Section 7.06	Compensation and Indemnity. 53

Section 7.07	Replacement of Trustee. 54

Section 7.08	Successor Trustee by Merger, etc. 55

Section 7.09	Eligibility; Disqualification. 55
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance. 55

Section 8.02	Legal Defeasance and Discharge. 55

Section 8.03	Covenant Defeasance. 56

Section 8.04	Conditions to Legal or Covenant Defeasance. 57

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. 57

Section 8.06	Repayment to Issuer. 58

Section 8.07	Reinstatement. 58
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes. 58

Section 9.02	With Consent of Holders of Notes. 59

Section 9.03	Revocation and Effect of Consents. 61

Section 9.04	Notation on or Exchange of Notes. 61

Section 9.05	Trustee to Sign Amendments, etc. 61

ARTICLE 10.
NOTE GUARANTEES

Section 10.01.	Guarantee. 61

Section 10.02.	Limitation on Guarantor Liability. 62

Section 10.03.	Execution and Delivery of Note Guarantee. 63

Section 10.04.	Guarantors May Consolidate, etc., on Certain Terms. 63

Section 10.05.	Releases. 63
ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge. 64

Section 11.02	Application of Trust Money. 64
ARTICLE 12
MISCELLANEOUS

Section 12.01	Notices. 65

Section 12.02	Certificate and Opinion as to Conditions Precedent. 66

Section 12.03	Statements Required in Certificate or Opinion. 66

Section 12.04	Rules by Trustee and Agents. 66

Section 12.05	No Personal Liability of Directors, Officers, Employees and Stockholders. 66

Section 12.06	Governing Law. 66

Section 12.07	No Adverse Interpretation of Other Agreements. 66

Section 12.08	Successors. 66

Section 12.09	Severability. 66

Section 12.10	Counterpart Originals. 66

Section 12.11	Table of Contents, Headings, etc. 66

EXHIBITS
Exhibit A1    FORM OF NOTE
Exhibit A2    FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of July 17, 2015 among TerraForm Power Operating, LLC, a Delaware corporation, the Guarantors (as defined) and U.S. Bank National Association U.S., as trustee.
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 6.125% Senior Notes due 2025 (the “Notes”):
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01    Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.
“Adjusted LTM CFADS” means, as of any date of determination (for purposes of this definition, the “Calculation Date”), the net cash provided by (used in) operating activities of Parent during the most recent four-quarter period for which internal financial statements are available as of the Calculation Date, calculated on a consolidated basis in accordance with GAAP, adjusted (without duplication of any increase, decrease, inclusion, exclusion or other amount) as follows:
(1)    plus or minus changes in assets and liabilities as reflected (or to be reflected) on Parent’s statement of cash flows;
(2)    minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities;
(3)    minus cash distributions paid to non-controlling interests in Projects, if any;
(4)    minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period;
(5)    minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period;
(6)    plus cash contributions from the Sponsor pursuant to the Interest Payment Agreement;
(7)    plus operating costs and expenses paid by the Sponsor pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by Parent pursuant to such agreement but otherwise reduce Parent’s net cash provided by operating activities;

(8)    plus or minus any other operating items as necessary to present the cash flows Parent deems representative of its core business operations, with the approval of the audit committee of TerraForm Power, Inc.; and
(9)    plus Fixed Charges, to the extent exceeding the amount (if any) included pursuant to clause (6) above of this definition, other than any such amount included pursuant to clause (6) above of this definition in respect of interest on amounts not remitted when due under the Interest Support Agreement.
For purposes of making the computation referred to above:
(1)    investments acquisitions, dispositions, mergers, amalgamations and consolidations that have been made by Parent or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by Parent or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;
(2)    the Adjusted LTM CFADS attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    any Person that is (or becomes) a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period; and
(4)    any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to an investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Parent or the Issuer, and may include all reductions in costs and related adjustments that have been actually realized or are projected by such financial or accounting officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only to the extent such reductions in costs and related adjustments are so projected by such financial or accounting officer to be realized based upon actions expected to be taken within 12 months of the date of such calculation. In addition, with respect to any Project (1) that is owned by Parent or its Subsidiaries (or that will be owned by Parent or any of its Subsidiaries upon consummation of any investment, acquisition, merger, amalgamation or consolidation that is being given pro forma effect in accordance with this paragraph), (2) that has achieved mechanical completion and COD after the start of the most recent four-quarter period for which internal financial statements are available as of the Calculation Date and on or prior to the Calculation Date (or that has achieved mechanical completion after the start the most recent four-quarter period for which internal financial statements are available as of the Calculation Date and on or prior to the Calculation Date and is reasonably expected to achieve COD within three months of the Calculation Date) and (3) for which a definitive PPA has been executed and remains in effect on the Calculation Date, such pro forma calculations may include pro forma adjustments to Adjusted LTM CFADS to reflect the operating results for such Project for the complete duration of the most recent four-quarter period for which internal financial statements are available as of the Calculation Date as if such Project had achieved COD on the first day of the most recent four-quarter period for which internal financial statements are available as of the Calculation Date, based on reasonable assumptions and relevant facts and circumstances, which may include, without limitation, (a) the contracted rates in the applicable PPA, (b) all actual or anticipated cash operation, maintenance and administrative costs (whether pursuant to an operation and maintenance agreement, management services agreement or otherwise), and all anticipated capital expenditures, working capital, taxes, reserves, other costs and expenses and reasonable allowances for contingencies and (c) to the extent applicable, the actual operating results for such Project on an annualized basis (with appropriate adjustments for the impact, if any, of seasonality on such actual operating results); provided that all such pro forma adjustments will be made by a responsible financial or accounting officer in good faith.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.
For purposes of this definition, “control,” “controlling,” “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, and the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Laws” means, as to any Person, any law, rule, regulation, ordinance or treaty, or any determination, ruling or other directive by or from a court, arbitrator or other governmental authority, or any independent system operator, or any other entity succeeding thereto, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)1.0% of the principal amount of such Note; or
(2)the excess (if any) of (a) the present value at such redemption date of: (x) the redemption price of such Note at June 15, 2020 (such redemption price being set forth in the table in Section 3.07 plus (y) all required interest payments due on the note through June 15, 2020 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Note.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.
“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee thereof duly authorized to act on behalf of such board;
(3)    with respect to a limited liability company, the managing member or members, board of managers or analogous governing body, or any controlling committee of managing members thereof (or any Board of Directors or committee of any such managing member including, in the case of the Parent, the Board of Directors of TerraForm Power, Inc.); and
(4)    with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.
At any time TerraForm Power, Inc. is the sole managing member of the Parent, references to the audit committee or other board committee of the Parent will be deemed to be references to the applicable committee of TerraForm Power, Inc.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, New York or a place of payment under the Indenture are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock or shares;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) other than a Permitted Holder;

(2)    the adoption of a plan relating to the liquidation or dissolution of TerraForm Power, Inc., the Parent (other than by way of merger of the Parent with and into the Issuer in accordance with the applicable provisions of this Indenture) or the Issuer;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TerraForm Power, Inc.; or
(4)    the first day on which either (i) TerraForm Power, Inc. ceases to be the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or (ii) the Issuer ceases to be a Wholly Owned Subsidiary of the Parent (other than by way of merger of the Parent with and into the Issuer in accordance with the applicable provisions of this Indenture).
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) TerraForm Power, Inc. becomes a direct or indirect Subsidiary of a holding company, (b) such holding company beneficially owns, directly or indirectly, 100% of the Capital Stock of TerraForm Power, Inc. and (c) upon completion of such transaction, the ultimate Beneficial Ownership of the Equity Interests of TerraForm Power, Inc. has not been modified by such transaction.
“Change of Control Triggering Event” means (1) a Change of Control has occurred and (2) the Notes are downgraded by both S&P and Moody’s on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control.
“Clearstream” means Clearstream Banking, S.A.
“COD” means, with respect to any Project, the commercial operations date.
“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Contractual Obligation” means, as applied to any Person, any provision of (i) any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; or (ii) any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Issuer.
“Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of January 28, 2015, among the Issuer, TerraForm Power, LLC, the Guarantors, Barclays Bank plc, as administrative agent and collateral agent, and the other financial institutions party thereto, as amended, restated, supplemented, modified or replaced from time to time.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Environmental CapEx Debt” means Indebtedness of Parent or any of its Subsidiaries incurred for the purpose of financing capital expenditures to the extent deemed reasonably necessary, as determined by the Parent or any of its Subsidiaries, as applicable, in good faith and pursuant to prudent judgment, to comply with applicable Environmental Laws.
“Environmental Laws” means all former, current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety or the presence, release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offerings” means any public or private sale after the Issue Date of Capital Stock of the Parent or TerraForm Power, Inc., the proceeds of which have been contributed to the Issuer as common equity, other than (i) public offerings with respect to TerraForm Power, Inc.’s common stock registered on Form S-4 or Form S-8; and (ii) issuances to any Subsidiary of TerraForm Power, Inc..
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Existing Liens’’ means Liens on the property or assets of Parent and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of Parent or any of its Subsidiaries (other than Liens incurred pursuant to clause (1) of Section 4.07).
“Fixed Charges” means with respect to the Parent and its Subsidiaries for any period, without duplication (and without duplication of any amount included in net cash provided by (used in) operating activities of Parent and its Subsidiaries for such Period), the sum of:
(1)    consolidated interest expense of the Parent and its Subsidiaries (other than Project Subsidiaries) for such period (including with respect to the Parent and its Subsidiaries, (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees or bankers acceptances, (c) the interest component of Capital Lease Obligations, and (d) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any credit facilities, (r) costs associated with obtaining Hedging Obligations and breakage costs in respect of Hedging Obligations related to interest rates, (s) penalties and interest relating to taxes, (t) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (u) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any securitization facility, (w) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (x) any interest expense attributable to obligations of the Parent and its Subsidiaries that are classified as “capital lease obligations” under GAAP due to the consolidation of variable interest entities and (y) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations ; plus
(2)    dividends on any preferred stock of Parent or any of its subsidiaries (other than Project Subsidiaries); plus
(3)    consolidated capitalized interest of the Parent and its Subsidiaries (other than Project Subsidiaries) for such period, whether paid or accrued.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
“Foreign Subsidiary” means any Subsidiary of Parent other than a Subsidiary of Parent organized under the laws of the United States of America, any State thereof or the District of Columbia.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date. At any time after the Issue Date, the Parent may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP will thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent’s election to apply IFRS will remain as previously calculated or determined in accordance with GAAP; provided, further, that the Parent may only make such election if it also elects to provide any subsequent financial reports required to be provided pursuant to Section 4.03 in accordance with IFRS. The Parent will give notice promptly of any such election made in accordance with this definition to the Trustee and the Holders.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means each of:
(1)    the Parent;
(2)    the Subsidiary Guarantors, until such time as they are released in accordance with the provisions of this Indenture; and
(3)    any other Person that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2)    (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, purchase and sale agreements for renewable energy credits, fuel purchase and sale agreements, swaps, options and other agreements entered into for hedging purposes, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.
“Holder” means a Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“IFRS” means the international accounting standards promulgated by the International Accounting Standards Board and its predecessors, as adopted by the European Union, as in effect from time to time.
“Immaterial Subsidiary” means any Subsidiary of Parent that, as of the date of the most recent date for which an internal balance sheet for such Subsidiary is available, had (on a consolidated basis together with its Subsidiaries) total assets of less than $5.0 million.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations in respect of sale and leaseback transactions;
(5)    representing the balance of deferred and unpaid purchase price of any property or services with a scheduled due date more than six months after such property is acquired or such services are completed; or
(6)    representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $300.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Initial Purchasers” means Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Macquarie Capital (USA) Inc. and UBS Securities LLC.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Interest Payment Agreement” means that certain Interest Payment Agreement by and among the Issuer, the Parent, the Sponsor and SunEdison Holdings Corporation (as may be amended, supplemented or otherwise modified from time to time).
“Interest Payment Date” means June 15 and December 15 of each year, beginning on December 15, 2015.
“Issue Date” means July 17, 2015.
“Issuer” means TerraForm Power Operating, LLC, and any and all successors thereto.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset:
(1)    any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;
(2)    the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and
(3)    in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.
“Management Services Agreement” means the Management Services Agreement, dated as of July 23, 2014, by and between the Parent and the Sponsor, as amended from time to time.
“Material Indebtedness” means, as of any date, any series of Indebtedness with an aggregate principal amount outstanding in excess of the greater of (i) 2.0% of Total Assets, as of such date, and (ii) $100.0 million.
“Moody’s” means Moody’s Investor Service, Inc. or any successor entity.

“Necessary CapEx Debt” means Indebtedness of Parent or any of its Subsidiaries incurred for the purpose of financing capital expenditures (other than capital expenditures financed by Environmental CapEx Debt) that are required by Applicable Law or are undertaken for health and safety reasons. The term “Necessary CapEx Debt” does not include any Indebtedness incurred for the purpose of financing capital expenditures undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means a Subsidiary Guarantee or Parent Guarantee.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed by an officer of the Issuer, a Guarantor or any successor Person to the Issuer or any Guarantor (or an officer of TerraForm Power, Inc. at any time TerraForm Power, Inc. is the sole managing member of the Parent), as the case may be, and delivered to the Trustee.
“Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Section 12.03 hereof. The counsel may be an employee of or counsel to the Issuer, or any Subsidiary of the Issuer.
“Parent Guarantee” means the Guarantee by the Parent of the Issuer’s obligations under the Indenture and on the Notes, executed pursuant to the provisions of this Indenture.
“Parent” means TerraForm Power, LLC and its successors and assigns.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Equity Commitments” means obligations of the Parent or any of its Subsidiaries to make any payment in respect of any Equity Interest in any Project Subsidiary (and any related guarantee by the Parent or any of its Subsidiaries).
“Permitted Holder” means the Sponsor and its controlled Affiliates and any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) consisting of a group of which the Sponsor or any of its controlled Affiliates is a member; provided that in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and its controlled Affiliates have direct or indirect Beneficial Ownership of more than 50% of the total voting power of the Voting Stock of TerraForm Power, Inc.

“Permitted Project Undertakings” means guarantees by or obligations of Parent or any of its Subsidiaries in respect of any Project Obligation.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“PPA” means, with respect to any Project, a long-term power purchase agreement, energy hedge contract or similar agreement.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Principal Property” means any building, structure or other facility, and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility owned or leased by Parent, the Issuer or any Subsidiary Guarantor and having a net book value in excess of 2.0% of Total Assets, except any such building, structure or other facility (or related property, plant or equipment) that in the opinion of the Board of Directors of the Parent is not of material importance to the business conducted by the Parent and its consolidated Subsidiaries, taken as a whole.
“Project” means a solar, wind, biomass, natural gas, hydroelectric, geothermal, renewable energy (including battery storage), conventional power, electric transmission and distribution or water installations project (or a hybrid energy generating installation that utilizes a combination of any of the foregoing), in each case whether commercial or residential in nature, and shall include economic rights, creditor rights and other related rights in such project or convertible bonds or similar instruments related to such projects.
“Project Debt” means any Indebtedness owed to a Person unrelated to Parent or any of its Subsidiaries or Affiliates with respect to which neither Parent, the Issuer nor any Subsidiary Guarantor (a) is, or has any obligation (contingent or otherwise) to become, an obligor under any agreements or contracts evidencing such Indebtedness (other than pursuant to Permitted Project Undertakings or Permitted Equity Commitments) or (b) has granted a Lien on any of its assets as security (or has any obligation, contingent or otherwise, to do so).
“Project Obligations” means, as to Parent or any Subsidiary of Parent, any Contractual Obligation (excluding, for avoidance of doubt, Indebtedness for borrowed money) under (i) power purchase agreements, (ii) agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes, (iii) decommissioning agreements, (iv) tax indemnities, (v) operation and maintenance agreements, (vi) leases, development contracts, construction contracts, management services contracts, share retention agreements, warranties, bylaws, operating agreements, joint development agreements and other organizational documents and (vii) other similar ordinary course contracts entered into in connection with owning, operating, developing or constructing Projects or selling energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes.
“Project Subsidiary” means:
(1)    any Subsidiary of Parent that (a) (i) is the owner, lessor and/or operator of (or is formed to own, lease or operate) one or more Projects or conducts activities reasonably related or ancillary thereto, (ii) is the lessee or borrower (or is formed to be the lessee or borrower) in respect of Project Debt in respect of one or more Projects, and/or (iii) develops or constructs (or is formed to develop or construct) one or more Projects, (b) has no Subsidiaries and owns no material assets other than those assets or Subsidiaries necessary for the ownership, leasing, development, construction or operation of such Projects or any activities reasonably related or ancillary thereto and (c) has no Indebtedness other than Project Debt and intercompany Indebtedness, and
(2)    any Subsidiary of Parent that (a) is the direct or indirect owner of all or a portion of the Equity Interests in one or more Persons, each of which meets the qualifications set forth in (1) above, (b) has no Subsidiaries other than Subsidiaries each of which meets the qualifications set forth in clause (1) or clause (2)(a) above, (c) owns no material assets other than those assets necessary for the ownership, leasing, development, construction or operation of Projects or any activities reasonably related or ancillary thereto and (d) has no Indebtedness other than Project Debt and intercompany Indebtedness.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Refinancing Liens” means Liens granted in connection with amending, extending, modifying, renewing, replacing, refunding or refinancing in whole or in part any Indebtedness secured by Liens described in clauses (2) through (10) of Section 4.07 hereof; provided that Refinancing Liens do not (a) extend to property or assets other than property or assets of the type that were subject to the original Lien or (b) secure Indebtedness having a principal amount in excess of the amount of Indebtedness being extended, renewed, replaced or refinanced, plus the amount of any fees and expenses (including premiums) related to any such extension, renewal, replacement or refinancing.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Group or any successor entity.
“SEC” means the Securities and Exchange Commission and any successor organization.
“Securities Act” means the Securities Act of 1933, as amended.
“senior management” means, with respect to Parent, the senior management of Parent or, at any time TerraForm Power, Inc. is the sole managing member of Parent, the senior management of TerraForm Power, Inc.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Sponsor” means SunEdison, Inc., a Delaware corporation (and its successors and assigns).
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Subsidiary Guarantee” means the Guarantee by each Subsidiary Guarantor of the Issuer’s obligations under the Indenture and on the Notes, executed pursuant to the provisions of the Indenture.
“Subsidiary Guarantors” means:

(1)each of Parent’s Wholly Owned Subsidiaries that Guarantees the Notes on the Issue Date, until such time as it is released pursuant to the provisions of this Indenture; and
(2)any other Subsidiary of Parent that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and any of their respective successors and assigns.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Total Assets” means, as of any date of determination, the total consolidated assets of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent internal consolidated balance sheet of Parent available as of such date, but giving pro forma effect to any acquisition or disposition occurring on or prior to such date of determination.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2020; provided, however, that if the period from the redemption date to June 15, 2020, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“U.S. dollars” or “$” means the lawful currency of the United States of America.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, measured by voting power rather than number of shares. For the avoidance of doubt, the sole managing member of a sole-member-managed limited liability company owns 100% of the Voting Stock of such limited liability company and the sole general partner of a limited partnership owns 100% of the Voting Stock of the limited partnership.
“Wholly Owned Subsidiary” means, with respect to any specified Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than director’s qualifying shares) is at the time owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
Section 1.02    Other Definitions.

Defined in
Term	Section
“Authentication Order”	2.02
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Initial Default”	6.02
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“Registrar”	2.03

Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    “including” is not limiting;
(5)    words in the singular include the plural, and in the plural include the singular;
(6)    “will” shall be interpreted to express a command;
(7)    provisions apply to successive events and transactions; and
(8)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof) and (ii) written confirmation by the Issuer.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.
(1)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in such Authentication Order for such Additional Notes issued hereunder (it being understood that, notwithstanding anything to the contrary contained in this Indenture, no Opinion of Counsel pursuant to Section 12.02 will be required by the Trustee with the authentication of the Initial Notes). The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03    Registrar and Paying Agent.
The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04    Paying Agent to Hold Money in Trust.
The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money. If the Issuer or a

Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1)    the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;
(2)    the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above
; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER

THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05 hereof).

(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuer will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the record date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)    All certifications, certificates and any Opinion of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, any Participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant thereof, with respect to any ownership interest in Global Notes or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount, under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely conclusively and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants and any beneficial owners.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.
Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirements of the Exchange Act) in accordance with its customary procedures. Certification of the disposition of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, to the extent permitted by any applicable laws, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed (or, in the case of Global Notes, transmit with the procedures of the Depositary) to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (or such shorter period as shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the redemption date;
(3)    the principal amount of Notes to be redeemed; and
(4)    the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a by lot basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a by lot selection) unless otherwise required by law or applicable stock exchange requirements; provided, however, that so long as DTC serves as a depositary for Notes issued in global form, any redemption will comply with the applicable procedural requirements of DTC with respect to redemptions.
The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption.
At least 15 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.
The notice will identify the Notes to be redeemed and will state:
(1)    the redemption date;
(2)    the redemption price, or if not then ascertainable, the manner of calculation thereof;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)    any conditions precedent to which the redemption is subject.
At the Issuer’s written request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 30 days (or such shorter period as shall be satisfactory to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the form of the notice to be provided.
Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offerings, Change of Control or other transaction. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors from their obligations with respect to such redemption).
Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is delivered or mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the fourth paragraph of Section 3.03.
Section 3.05    Deposit of Redemption or Purchase Price.
One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.
(a)    At any time prior to June 15, 2018, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 106.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash equal to the net cash proceeds of one or more Equity Offerings consummated after the Issue Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that:
(1)    at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Issuer, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are concurrently repurchased or redeemed pursuant to another provision described under this Section 3.07 or otherwise repurchased); and

(2)    the redemption occurs within 180 days of the date of the closing of such Equity Offering.
(b)    At any time prior to June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date, subject to the rights of Holders on the relevant record dates to receive interest due on the relevant Interest Payment Date.
Except pursuant to clauses (a) and (b) of this Section 3.07, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2020.
(c)    On or after June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on June 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2020	103.063%
2021	102.042%
2022	101.021%
2023 and thereafter	100.000%

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Parent, the Issuer and their respective Affiliates are not prohibited from acquiring the Notes in private or open-market transactions by means other than a redemption, whether pursuant to a tender offer, negotiated purchase or otherwise.

Section 3.08    Mandatory Redemption.
The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Issuer will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes; provided, that notwithstanding the foregoing, all such payments shall be deposited with the Trustee or with the Paying Agent at least one Business Day prior to the due date thereof. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.
Section 4.02    Maintenance of Office or Agency.
The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03    Reports.
(a)    So long as any Notes are outstanding, the Issuer will file with the SEC or make publicly available on a website, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:
(1)    annual reports of the Issuer containing substantially all of the financial information that would be required to be contained in an annual report on Form 10-K under the Exchange Act, including (i) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and (ii) audited financial statements prepared in accordance with GAAP and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;
(2)    quarterly reports of the Issuer containing substantially all of the financial information that would be required to be contained in a quarterly report on Form 10-Q under the

Exchange Act, including (i) a ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and (ii) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and
(3)    current reports of the Issuer containing substantially all of the information that would be required to be filed in a Current Report on Form 8-K under the Exchange Act.
Notwithstanding any of the foregoing, (a) no certifications, reports or attestations concerning the financial statements, disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the SEC rules and regulations implementing that Act, will be required; (b) no financial schedules specified in Regulation S-X under the Securities Act will be required; (c) compliance with the requirements of Item 10(e) of Regulation S-K under the Securities Act will not be required; (d) information specified in Rules 3-09, 3-10 and 3-16 of Regulation S-X under the Securities Act with respect to Subsidiaries and Affiliates will not be required; and (e) no exhibits pursuant to Item 601 of Regulation S-K under the Securities Act will be required.
(b)    So long as any Notes are outstanding, the Issuer will also: (a) not later than 10 Business Days after providing the information required by Section 4.03(a)(1) and (a)(2), hold a publicly accessible conference call to discuss such information for the relevant fiscal period (including a question and answer portion of the call); and (b) issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required by Section 4.03(a), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information.
(c)    Notwithstanding anything to the contrary contained herein, so long as TerraForm Power, Inc. (x) continues to control, directly or indirectly, more than 50% of the Voting Stock of the Parent, (y) consolidates the Parent and its Subsidiaries in accordance with GAAP and (z) has no material operations, assets or revenues other than those of the Parent and its Subsidiaries, the filing by TerraForm Power, Inc. of its quarterly, annual and current reports and consolidated financial statements referred to above on either the SEC’s EDGAR filing system or a publicly accessible website, and a publicly accessible quarterly conference call of TerraForm Power, Inc., will be deemed to satisfy the obligations of the Issuer under this Section 4.03; provided that in the case of the quarterly and annual reports, the same are accompanied by information that explains in reasonable detail the differences between the information relating to TerraForm Power, Inc. and any of its Subsidiaries other than the Parent and its Subsidiaries, on the one hand, and the information relating to the Parent and its Subsidiaries on a stand-alone basis, on the other hand. In addition, the Issuer, the Parent and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by this Section 4.03 with the SEC, they will furnish to the Trustee, Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(d)    Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). Further, the Trustee will have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the SEC’s EDGAR filing system (or its successor).

(e)    Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its agreements in Section 4.03(a) for purposes of Section 6.01(4) until 60 days after the date any report hereunder is required to be filed with the SEC or made available on a website pursuant to this Section 4.03.
Section 4.04    Compliance Certificate.
(a)    The Issuer and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Parent and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer (who shall be a member of senior management) with a view to determining whether the Parent and the Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Parent and the Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture (without regards to periods of grace or notice requirements) and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Parent and the Subsidiaries is taking or proposes to take with respect thereto).
(b)    So long as any of the Notes are outstanding, the Issuer and the Parent will deliver to the Trustee, within five Business Days of any of their Officers becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer and the Parent are taking or propose to take with respect thereto, but only to the extent such Default or Event of Default has not been cured by the end of such five Business Day period.
Section 4.05    Taxes.
The Parent will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06    Stay, Extension and Usury Laws.
The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Liens.
Parent will not, and will not permit the Issuer or any Subsidiary Guarantor to, create or permit to exist any Lien upon any Principal Property owned by Parent, the Issuer or any Subsidiary Guarantor or upon any Equity Interests issued by, or Indebtedness of, any direct or indirect Subsidiary of Parent that directly or indirectly owns a Principal Property to secure any Indebtedness of Parent, the Issuer or any Subsidiary Guarantor without providing for the notes to be equally and ratably secured with (or prior to) any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured, for so long as such Indebtedness is so secured; provided, however, that this restriction will not apply to, or prevent the creation or existence of:
(1)    Liens securing Indebtedness of Parent, the Issuer or any Subsidiary Guarantor under one or more Credit Facilities in an aggregate principal amount pursuant to this clause (1) of Section 4.07, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greatest of (a) 20% of Total Assets, (b) $1,000.0 million and (c) 2.5 times Adjusted LTM CFADS;
(2)    Existing Liens;
(3)    Liens securing Indebtedness of any Person that (a) is acquired by Parent or any of its Subsidiaries after the date of this Indenture, (b) is merged or amalgamated with or into Parent or any of its Subsidiaries after the date of this Indenture or (c) becomes consolidated in the financial statements of Parent or any of its Subsidiaries after the date of this Indenture in accordance with GAAP; provided, however, that in each case contemplated by this clause (3), such Indebtedness was not incurred in contemplation of such acquisition, merger, amalgamation or consolidation and is only secured by Liens on the Equity Interests and assets of, the Person (and Subsidiaries of the Person) acquired by, or merged or amalgamated with or into, or consolidated in the financial statements of, Parent or any of its Subsidiaries;
(4)    Liens securing Indebtedness of Parent, the Issuer or any Subsidiary Guarantor incurred to finance (whether prior to or within 365 days after) the acquisition, construction or improvement of assets (whether through the direct purchase of assets or through the purchase of the Equity Interests of any Person owning such assets or through an acquisition of any such Person by merger); provided, however, that such Indebtedness is only secured by Liens on the Equity Interests and assets acquired, constructed or improved in such financing;
(5)    Liens in favor of Parent or any of its Subsidiaries;
(6)    Liens securing Hedging Obligations; provided that such agreements were not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith);
(7)    Liens relating to current or future escrow arrangements securing Indebtedness of Parent, the Issuer or any Subsidiary Guarantor;
(8)    Liens to secure Environmental CapEx Debt or Necessary CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt or Necessary CapEx Debt;
(9)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Parent, the Issuer or any Subsidiary Guarantor, including rights of offset and set-off;
(10)    Refinancing Liens;
(11)    Liens on the stock or assets of Project Subsidiaries securing Project Debt of one or more Project Subsidiaries;

(12)    Liens on cash and cash equivalents securing Indebtedness incurred to finance an acquisition of assets or a business or multiple businesses; provided, that within 180 days from the date the related Indebtedness was Incurred, such cash or cash equivalents are used to (a) fund the acquisition (or a similar transaction), including any related fees and expenses, and the related Indebtedness is (1) secured by Liens otherwise permitted under this Section 4.07 or (2) unsecured; or (b) retire or repay the Indebtedness that it secures and to pay any related fees and expenses;
(13)    Liens on the property of any Project Subsidiary securing performance of obligations under power purchase agreements and agreements for the purchase and sale of energy and renewable energy credits, climate change levy exemption certificates, embedded benefits and other environmental attributes; and
(14)    other Liens, in addition to those permitted in clauses (1) through (13) above of this Section 4.07, securing Indebtedness of Parent, the Issuer or any Subsidiary Guarantor having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 2.0% of Total Assets and (ii) $135.0 million.
Liens securing Indebtedness under the Credit Agreement existing on the date of this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 4.07. For purposes of determining compliance with this Section 4.07, in the event that a proposed Lien meets the criteria of more than one of the categories of Liens described in clauses (1) through (14) of this Section 4.07, the Issuer will be permitted to classify such Lien on the date of its incurrence, or later reclassify all or a portion of such Lien, in any manner that complies with this Section 4.07.
If Parent the Issuer or any Subsidiary Guarantor proposes to create or permit to exist any Lien upon any Principal Property owned by Parent, the Issuer or any Subsidiary Guarantor or upon any Equity Interests of any direct or indirect Subsidiary of Parent to secure any Indebtedness of Parent, the Issuer or a Subsidiary Guarantor, other than as permitted by clauses (1) through (14) of this Section 4.07, the Issuer will give prior written notice thereof to the trustee, who will give notice to Holders, and Parent, the Issuer and each Subsidiary Guarantor, as applicable, will further agree, prior to or simultaneously with the creation of such Lien, effectively to secure all the notes equally and ratably with (or prior to) such other Indebtedness, for so long as such other Indebtedness is so secured.
Section 4.08    Corporate Existence.
Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, limited liability company, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary; and
(2)    the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09    Offer to Repurchase Upon Change of Control Triggering Event.
(a)    Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the terms set forth in this Indenture.
(b)    In the Change of Control Offer, the Issuer will offer a payment in cash equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, on the Notes to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control Triggering Event, the Issuer will deliver a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.09 by virtue of such compliance.
(c)    On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent will promptly deliver to each Holder properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof, the Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)    The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
(e)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control

Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described under Section 3.07, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.
(f)    If holders of not less than 90% in aggregate principal amount of the outstanding Notes properly tender such Notes pursuant to the Change of Control Offer and the Issuer, or any third party making a Change of Control offer in lieu of the Issuer as described above, purchases all of the Notes properly tendered by such Holders, the Issuer or such third party will have the right, upon notice given not more than 60 days following such purchase pursuant to the Change of Control Offer described above (and not less than 15 days prior to the date fixed for redemption), to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the aggregate principal amount of Notes to be redeemed plus accrued and unpaid interest, if any, to the redemption date.
The provisions under this Section 4.09 may be waived or modified with the consent of the Holders of a majority in principal amount of the Notes.

Section 4.10    Additional Notes Guarantees.
If, (1) Parent or any of its Subsidiaries acquires or creates another Wholly Owned Subsidiary after the Issue Date and such Wholly Owned Subsidiary Guarantees any Obligations of Parent or the Issuer under the Credit Agreement, or (2) any Wholly Owned Subsidiary of Parent that does not currently Guarantee any Obligations of Parent or the Issuer under the Credit Agreement subsequently Guarantees any Obligations of Parent or the Issuer under the Credit Agreement, or (3) there is no Indebtedness of Parent or the Issuer outstanding under the Credit Agreement at that time, any Wholly Owned Subsidiary of Parent (including any newly acquired or created Wholly Owned Subsidiary), other than any Foreign Subsidiary or Immaterial Subsidiary, Guarantees any Obligations with respect to any other Material Indebtedness of Parent or the Issuer, then such newly acquired or created Wholly Owned Subsidiary or Wholly Owned Subsidiary that subsequently fully and unconditionally Guarantees obligations under the Credit Agreement or other Material Indebtedness of the Parent or the Issuer, as the case may be, will become a Guarantor of the Notes and execute a supplemental indenture within 30 Business Days of the date on which it Guaranteed the Credit Agreement or Guaranteed other Material Indebtedness of the Parent or the Issuer, as the case may be. The form of such supplemental indenture is attached as Exhibit E hereto.
ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.
Neither the Parent nor the Issuer will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent or the Issuer is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent or the Parent and its Subsidiaries taken as a whole or the Issuer or the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:

(A)    the Parent or the Issuer is the surviving Person; or
(B)    the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that if the Person is a partnership or limited liability company, then a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations shall become a co‑issuer of the Notes pursuant to a supplemental Indenture duly executed by the Trustee;
(2)    the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent or the Issuer, as the case may be, under the Notes and the Indenture pursuant to a supplemental Indenture or other customary documentation;
(3)     immediately after such transaction, no Default or Event of Default exists; and
(4)    the Parent or the Issuer delivers to the Trustee an Officer’s Certificate and opinion of counsel certifying that such merger or consolidation complies with this Section 5.01.
In addition, neither the Parent nor the Issuer may, directly or indirectly, lease all or substantially all of its and its respective Subsidiaries properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to (1) a merger of the Parent or the Issuer, as the case may be, with an Affiliate solely for the purpose of reforming the Parent or the Issuer, as the case may be, in another jurisdiction or forming a direct or indirect holding company of the Issuer that is a Wholly Owned Subsidiary of the Parent; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Parent, the Issuer and their respective Subsidiaries, including by way of merger or consolidation.

Section 5.02    Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent or the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent or the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” or the “Issuer” shall refer instead to the successor Person and not to the Parent or the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Parent or the Issuer herein; provided, however, that the predecessor Parent or Issuer shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Parent or the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.
Each of the following is an “Event of Default” with respect to the Notes:
(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in the payment when due of the principal of, or premium, if any, on the Notes;
(3)    failure by the Issuer or any Guarantor for 90 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, voting as a single class, to comply with Section 4.03;
(4)    failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class, to comply with any of the agreements in this Indenture other than those described in clauses (1), (2) and (3) of this Section 6.01;
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:
(A)    is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(B)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, exceeds the greater of (i) 1.5% of Total Assets and (ii) $100.0 million; provided that this clause (5) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to a Person that is not an Affiliate of the Issuer; and (ii) Project Debt of the Parent or any of its Subsidiaries (except to the extent that the Issuer or any Guarantors that are not parties to such Project Debt become directly or indirectly liable, including pursuant to any contingent obligation, for any such Project Debt and such liability, individually or in the aggregate, exceeds the greater of (i) 1.5% of Total Assets and (ii) $100.0 million);
(6)    one or more judgments for the payment of money in an aggregate amount in excess of the greater of (i) 1.5% of Total Assets and (ii) $100.0 million (excluding therefrom any amount reasonably expected to be covered by insurance) shall be rendered against the Issuer or any Guarantor or Guarantors or any combination thereof and the same shall not have been paid, discharged or stayed for a period of 60 days after such judgment became final and non‑appealable;
(7)    except as permitted by this Indenture, any Guarantee shall be held in any final and non‑appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or any group of Guarantors) that, if Subsidiaries of the

Issuer, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors) that, if Subsidiaries of the Issuer, would constitute a Significant Subsidiary, shall deny or disaffirm its or their obligations under its or their Guarantee(s); and
(8)    the Issuer or any Guarantor that, if a Subsidiary of the Issuer, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of the Issuer, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case,
(B)    consents to the entry of an order for relief against it in an involuntary case,
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(D)    makes a general assignment for the benefit of its creditors, or
(E)    generally is not paying its debts as they become due;
(9)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Issuer or any Guarantor that, if a Subsidiary of the Issuer, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of the Issuer, taken together, would constitute a Significant Subsidiary in an involuntary case;
(B)    appoints a custodian of the Issuer or any Guarantor that, if a Subsidiary of the Issuer, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of the Issuer, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any Guarantor that, if a Subsidiary of the Issuer, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of the Issuer, taken together, would constitute a Significant Subsidiary; or
(C)    orders the liquidation of the Issuer or any Guarantor that, if a Subsidiary of the Issuer, would constitute a Significant Subsidiary or any group of Guarantors that, if Subsidiaries of the Issuer, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of this Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the Payment Default or other default triggering such Event of Default pursuant to such clause (5) of this Section 6.01 shall be remedied or cured, or waived by the holders of the Indebtedness with respect to which a Payment Default has occurred within 30 days after the declaration of acceleration of the Notes; provided that (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the notes, have been cured or waived.

Section 6.02    Acceleration.
In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to Parent or the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
The Holders of a majority in principal amount of the then outstanding Notes by notice to the Parent and the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, or interest, if any, on the Notes that has become due solely because of the declaration of acceleration) have been cured or waived.
If a Default occurs for a failure to report or deliver a required certificate in connection with another default (an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture will be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.
Section 6.06    Limitation on Suits.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture unless:
(1)    such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity against any loss, liability or expense;
(4)    the Trustee has not complies with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First:    to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second:    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third:    to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g) The Trustee shall not be deemed to have notice of any Default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
(i) In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(j) The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail (or, in the case of Global Notes, transmit with the procedures of the Depositary) to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06    Compensation and Indemnity.
(a)    The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Issuer and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture.
(d)    To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.07    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09 hereof;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.09    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)    the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)    this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03    Covenant Defeasance.
Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.09 and 4.10 and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), and (7) hereof will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such Stated Maturity or to a particular redemption date;
(2)    in the case of an election under Section 8.02 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that:
(A)    the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)    since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of an election under Section 8.03 hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries or the Parent is a party or by which the Issuer or any of its Subsidiaries or the Parent is bound;
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:
(1)    to cure any ambiguity, mistake defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Parent’s or the Issuer’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Parent’s or the Issuer’s assets;
(4)    to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(6)    to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Issuer’s Offering Memorandum dated July 14, 2015, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent shall be evidenced by an Officer’s Certificate to that effect;
(7)     to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof;
(8)     to provide for or confirm the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or
(9)    to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, including to effect the release of a Guarantor from any its obligations under its Note Guarantee or this Indenture to the extent permitted hereby.
Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer (and, with respect to an amended or supplemental indenture for the addition of a new Guarantor pursuant to this Indenture, such new Guarantor) in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail (or, in the case of Global Notes, transmit with the procedures of the Depositary) to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Section 4.09 hereof);
(3)    reduce the rate of or change the time for payment of interest on any Note;
(4)    waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note payable in currency other than that stated in the Notes;
(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium, if any, on, or interest, if any, on the Notes;
(7)    waive a redemption payment with respect to any Note (other than a payment required by Section 4.09 hereof); or
(8)    make any change in the preceding amendment and waiver provisions.
Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10
NOTE GUARANTEES
Section 10.01.    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)     the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.
Section 10.02.    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03.    Execution and Delivery of Note Guarantee.
To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or, if applicable, a Supplemental Indenture in the form of Exhibit E, shall be executed on behalf of such Guarantor by an Officer of such Guarantor.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04.    Releases.
The Parent Guarantee will be released automatically:

(a)    upon repayment in full of the Notes;

(b)    upon the merger or consolidation of the Parent with and into the Issuer or upon the liquidation of the Parent following the transfer of all of its assets to the Issuer, in each case in compliance with the applicable provisions of this Indenture;

(c)    upon Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02 and Article 11;

(d)    upon the prior consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(a)    in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer;

(b)    in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer, if following such sale or other disposition, that Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Issuer;

(c)    upon repayment in full of the Notes;

(d)    upon Legal Defeasance or satisfaction and discharge of the Notes as provided in Section 8.02 and Article 11;

(e)    upon a dissolution of a Subsidiary Guarantor that is permitted under this Indenture; or

(f)    otherwise with respect to the Subsidiary Guarantee of any Subsidiary Guarantor:

(1)    upon the prior consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding; or
(2)    if the Issuer has Indebtedness outstanding under the Credit Agreement at that time, upon the release of such Subsidiary Guarantor’s Guarantee of all Obligations of the Issuer under the Credit Agreement in accordance with the terms thereof, or, if there is no Indebtedness of the Issuer outstanding under the Credit Agreement at that time, upon the release of such Subsidiary Guarantor’s

Guarantee of all Obligations with respect to all other Material Indebtedness of the Issuer at that time outstanding in accordance with the terms thereof.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge
This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:
(1)    either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing or transmitting of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and interest, if any, to the date of maturity or redemption;
(2)    in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
(3)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)    the Issuer has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02     Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01    Notices.
Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:

TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD 20814
Attention: Chief Financial Officer with a copy to General Counsel
With a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention:
If to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
Attention:

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile (or, in the case of Global Notes, with the procedures of the Depositary); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, in the case of Global Notes, transmit with the procedures of the Depositary. Failure to mail or transmit a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer mails or transmits a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 12.02    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided that the Issuer shall not be required to deliver this Opinion of Counsel in connection with the initial issuance of Notes under this Indenture.
Section 12.03     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.04    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.05    No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator, stockholder, member or unitholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.06    Governing Law; Waiver of Trial by Jury.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 12.07    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.08    Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 12.09    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.10    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 12.11    Table of Contents, Headings, etc.
The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
Dated as of July 17, 2015
TERRAFORM POWER OPERATING, LLC

By: TERRAFORM POWER, LLC,
Its Sole Member and Sole Manager
By  /s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Executive Vice President and Chief Financial Officer
TERRAFORM POWER, LLC
By  /s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Executive Vice President and Chief Financial Officer
TERRAFORM POWER, LLC
By  /s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Executive Vice President and Chief Financial Officer

SUNEDISON CANADA YIELDCO, LLC
SUNEDISON YIELDCO CHILE HOLDCO, LLC
SUNEDISON YIELDCO ACQ1, LLC
SUNEDISON YIELDCO DG–VIII HOLDINGS, LLC
SUNEDISON YIELDCO UK HOLDCO 3, LLC
SUNEDISON YIELDCO UK HOLDCO 4, LLC
SUNEDISON YIELDCO UK HOLDCO 2, LLC
SUNEDISON YIELDCO DG HOLDINGS, LLC
SUNEDISON YIELDCO NELLIS HOLDCO, LLC
SUNEDISON YIELDCO REGULUS HOLDINGS, LLC
SUNEDISON YIELDCO ACQ2, LLC
SUNEDISON YIELDCO ACQ3, LLC
SUNEDISON YIELDCO ACQ9, LLC
SUNEDISON YIELDCO ACQ4, LLC
SUNEDISON YIELDCO ACQ5, LLC
SUNEDISON YIELDCO, ENFINITY HOLDINGS, LLC
SUNEDISON YIELDCO, DGS HOLDINGS, LLC
SUNEDISON YIELDCO ACQ7, LLC
SUNEDISON YIELDCO ACQ8, LLC
SUNEDISON YIELDCO ACQ6, LLC
TERRAFORM POWER IVS I HOLDINGS, LLC
TERRAFORM LPT ACQ HOLDINGS, LLC
TERRAFORM SOLAR HOLDINGS, LLC
TERRAFORM CD ACQ HOLDINGS, LLC
TERRAFORM UK1 ACQ HOLDINGS, LLC
TERRAFORM REC ACQ HOLDINGS, LLC
TERRAFORM SOLAR XVII ACQ HOLDINGS, LLC
TERRAFORM FIRST WIND ACQ, LLC
By: TERRAFORM POWER OPERATING, LLC,
its Sole Member and Sole Manager
By: TERRAFORM POWER, LLC,
its Sole Member and Sole Manager

By  /s/ Alejandro Hernandez
Name: Alejandro Hernandez
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: / s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

EXHIBIT A-1

[Face of Note]

CUSIP/CINS ____________
6.125% Senior Notes due 2025
No. ___    $___________
TERRAFORM POWER OPERATING, LLC
promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS on June 15, 2025.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Dated: _______________
TERRAFORM POWER OPERATING LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
    Authorized Signatory

A1-1

[Back of Note]
6.125% Senior Notes due 2025
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. TerraForm Power Operating, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 6.125% per annum from ________________, ___ until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of July 17, 2015 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

A1-2

(5)    OPTIONAL REDEMPTION.
(a)        At any time prior to June 15, 2018, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 106.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, with an amount of cash equal to the net cash proceeds from one or more Equity Offerings consummated after the Issue Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that:
(i)    at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuer, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are concurrently repurchased or redeemed pursuant to another provision described under Section 3.07 of the Indenture or otherwise repurchased); and
(ii)    the redemption occurs within 180 days of the date of the closing of such Equity Offerings.
(b)        At any time prior to June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)        Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2020.
(d)        On or after June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period beginning on June 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2020	103.063%
2021	102.042%
2022	101.021%
2023 and thereafter	100.000%

(6)    MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER.

A1-3

(a)    Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within thirty days following any Change of Control Triggering Event, the Issuer will mail (or, in the case of Global Notes, transmit with the procedures of the Depositary) a notice (with a copy to the Trustee) to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(8)    NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offerings, Change of Control or other transaction. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors from their obligations with respect to such redemption).
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(10)    PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

A1-4

(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Issuer’s Offering Memorandum dated July 14, 2015, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, including to effect the release of a Guarantor from any of its obligations under its Note Guarantee or the Indenture to the extent permitted thereby.
(12)    DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due of the principal of, or premium on, if any, the Notes, (iii) failure by the Issuer or any Guarantor for 90 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class, to comply with Section 4.03 of the Indenture; (iv) failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture other than those described in Sections 6.01(1), (2) and (3) of the Indenture; (v) default under certain other agreements relating to Indebtedness of the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor) which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Issuer or any of the Guarantors to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any final and non-appealable judgment to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor (or any group of Guarantors) that, if Subsidiaries of the Issuer, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors), denies or disaffirms its obligations under its Note Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of the Guarantors (or any group of Guarantors) that, if Subsidiaries of the Issuer, would constitute a Significant Subsidiary. In the case of an Event of Default the Notes will be subject to the remedies provided for in Article 6 of the Indenture.
(13)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

A1-5

(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD
Attention: Investor Relations

A1-6

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-7

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the box below:
Section 4.09
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-8

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A1-9

A1-10

EXHIBIT A-2

Face of Regulation S Temporary Global Note

CUSIP/CINS ____________
6.125% Senior Notes due 2025
No. ___    $___________
TERRAFORM POWER OPERATING, LLC
promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS on June 15, 2025.
Interest Payment Dates: June 15 and December 15
Record Dates: June 1 and December 1
Dated: _______________
TERRAFORM POWER OPERATING LLC

By:
    Name:
    Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. Bank National Association,
as Trustee

By:
    Authorized Signatory

A2-1

[Back of Regulation S Temporary Global Note]
6.125% Senior Notes due 2025
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER

A2-2

RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. TerraForm Power Operating, LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 6.125% per annum from ________________, ___ until maturity. The Issuer will pay interest, if any, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.
(19)    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the

A2-3

June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of July 17, 2015 (the “Indenture”), among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)        At any time prior to June 15, 2018, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 106.125% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, with an amount of cash equal to the net cash proceeds from one or more Equity Offerings consummated after the Issue Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date; provided that:
(i)    at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Issuer, its Subsidiaries and parent entities) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are concurrently repurchased or redeemed pursuant to another provision described under Section 3.07 of the Indenture or otherwise repurchased); and
(ii)    the redemption occurs within 180 days of the date of the closing of such Equity Offerings.
(b)        At any time prior to June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date, subject

A2-4

to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.
(c)        Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to June 15, 2020.
(d)        On or after June 15, 2020, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period beginning on June 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2020	103.063%
2021	102.042%
2022	101.021%
2023 and thereafter	100.000%

(6)    MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER.
(a)    Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within thirty days following any Change of Control Triggering Event, the Issuer will mail (or, in the case of Global Notes, transmit with the procedures of the Depositary) a notice (with a copy to the Trustee) to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(8)    NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail (or, in the case of Global Notes, transmit with the procedures of the Depositary), a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or transmitted more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

A2-5

Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any related Equity Offerings, Change of Control or other transaction. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the date of redemption, or by the date of redemption as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person (it being understood that any such provision for payment by another Person will not relieve the Issuer and the Guarantors from their obligations with respect to such redemption).
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
(10)    PERSONS DEEMED OWNERS. The registered Holder may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture or the Notes to any provision of the “Description of the

A2-6

Notes” section of the Issuer’s Offering Memorandum dated July 14, 2015, relating to the initial offering of the Notes, to the extent that such provision in that “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by an Officer’s Certificate to that effect, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, including to effect the release of a Guarantor from any of its obligations under its Note Guarantee or the Indenture to the extent permitted thereby.

(12)    DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on, the Notes; (ii) default in the payment when due of the principal of, or premium on, if any, the Notes, (iii) failure by the Issuer or any Guarantor for 90 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class, to comply with Section 4.03 of the Indenture; (iv) failure by the Issuer or any Guarantor for 60 days after written notice given by the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the agreements in the Indenture other than those described in Sections 6.01(1), (2) and (3) of the Indenture; (v) default under certain other agreements relating to Indebtedness of the Issuer or any Guarantor (or the payment of which is guaranteed by the Issuer or any Guarantor) which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Issuer or any of the Guarantors to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any final and non-appealable judgment to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor (or any group of Guarantors) that, if Subsidiaries of the Issuer, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor (or any group of Guarantors), denies or disaffirms its obligations under its Note Guarantee; and (vii) certain events of bankruptcy or insolvency with respect to the Issuer or any of the Guarantors (or any group of Guarantors) that, if Subsidiaries of the Issuer, would constitute a Significant Subsidiary. In the case of an Event of Default the Notes will be subject to the remedies provided for in Article 6 of the Indenture.
(13)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

A2-7

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD
Attention: Investor Relations

A2-8

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, check the appropriate box below:
Section 4.09
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE
The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER
TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD
Attention: Investor Relations

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN
Attention: Rick Prokosch

Re: 6.125% Senior Notes due 2025
Reference is hereby made to the Indenture, dated as of July 17, 2015 (the “Indenture”), among TerraForm Power Operating, LLC, as issuer (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting o

n its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note) and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)     ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)     ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c)     ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)     ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]

By:
    Name:
    Title:
Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)     ☐ a beneficial interest in the:
(i)     ☐ 144A Global Note (CUSIP _________), or
(ii)     ☐ Regulation S Global Note (CUSIP _________), or
(iii)     ☐ IAI Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i)     ☐ 144A Global Note (CUSIP _________), or
(ii)     ☐ Regulation S Global Note (CUSIP _________), or
(iii)     ☐ IAI Global Note (CUSIP _________); or
(iv)     ☐ Unrestricted Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD
Attention: Investor Relations

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN
Attention: Rick Prokosch

Re: 6.125% Senior Notes due 2025
(CUSIP [ ])
Reference is hereby made to the Indenture, dated as of July 17, 2015 (the “Indenture”), among TerraForm Power Operating, LLC, as issuer (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

    [Insert Name of Transferor]

By:
    Name:
    Title:
Dated: ______________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
TerraForm Power Operating, LLC
7550 Wisconsin Avenue, 9th Floor
Bethesda, MD
Attention: Investor Relations

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN
Attention: Rick Prokosch

Re: 6.125% Senior Notes due 2025
Reference is hereby made to the Indenture, dated as of July 17, 2015 (the “Indenture”), among TerraForm Power Operating, LLC, as issuer (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial

D-1

interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

    [Insert Name of Accredited Investor]

By:
    Name:
    Title:
Dated: _______________________

D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of TerraForm Power Operating, LLC (or its permitted successor), a Delaware limited liability company (the “Issuer”), the Issuer and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 17, 2015, providing for the issuance of 6.125% Senior Notes due 2025 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in Article 10 of the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

E-1

7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

E-2

Dated: _______________,
[GUARANTEEING SUBSIDIARY]

By: _______________________________
    Name:
    Title:
TERRAFORM POWER OPERATING, LLC

By: TERRAFORM POWER, LLC,
Its Sole Member and Sole Manager
By
Name:
Title:

E-3